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                                                                    EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" included in the Proxy Statement of Metropolitan Financial Corporation which is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 33-55923) and Prospectus of First Bank System, Inc. for the registration of 25,481,326 shares of its common stock and to the incorporation by reference therein of our report dated January 19, 1994, with respect to the consolidated financial statements of Metropolitan Financial Corporation included in its Annual Report (Form 10-K), for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
November 10, 1994